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                              Verizon Delaware Inc.

                                                                      EXHIBIT 12
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                           Nine Months Ended
(Dollars in Thousands)                                    September 30, 2001
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Income before provision for income taxes                             $58,410
Equity in loss from affiliates                                         3,500
Dividends received from equity affiliate                                  57
Interest expense                                                       7,128
Portion of rent expense representing interest                          1,580
Amortization of capitalized interest                                     296
                                                       -------------------------

Earnings, as adjusted                                                $70,971
                                                       =========================
Fixed charges:
Interest expense                                                     $ 7,128
Portion of rent expense representing interest                          1,580
Capitalized interest                                                     887
                                                       -------------------------

Fixed Charges                                                        $ 9,595
                                                       =========================

Ratio of Earnings to Fixed Charges                                      7.40
                                                       =========================